                         AMENDED AND RESTATED BY-LAWS

                                      OF

                        AMERICAN DENTAL PARTNERS, INC.





                                                       Adopted: October 27, 1997

                               TABLE OF CONTENTS
                               -----------------                            Page
                                                                            ----
ARTICLE 1          Meetings of Stockholders                                    1

       (S)1.1      Annual Meeting                                              1
       (S)1.2      Special Meetings                                            1
       (S)1.3      Place of Meetings                                           1
       (S)1.4      Notice of Meetings                                          1
       (S)1.5      Waiver of Notice                                            2
       (S)1.6      Quorum                                                      2
       (S)1.7      Organization                                                2
       (S)1.8      Order of Business                                           3
       (S)1.9      Voting                                                      3
       (S)1.10     Proxies                                                     3
       (S)1.11     Inspectors of Elections                                     4
       (S)1.12     Record Date                                                 4
       (S)1.13     List of Stockholders at Meeting                             4
       (S)1.14     Written Consent of Stockholders in Lieu of Meeting          5

ARTICLE 2          Board of Directors                                          5

       (S)2.1      General Powers of Board                                     5
       (S)2.2      Number and Class of Directors                               5
       (S)2.3      Compensation and Expenses                                   6
       (S)2.4      Election of Directors                                       7
       (S)2.5      Resignations                                                7
       (S)2.6      Removal of Directors                                        7
       (S)2.7      Vacancies                                                   7
       (S)2.8      Organization of Meetings                                    7
       (S)2.9      Place of Meetings                                           7
       (S)2.10     Regular Meetings                                            7
       (S)2.11     Special Meetings                                            8
       (S)2.12     Notices of Meetings                                         8
       (S)2.13     Notice of Adjournment of Meeting                            9
       (S)2.14     Quorum and Manner of Acting                                 9
       (S)2.15     Order of Business                                           9
       (S)2.16     Written Consent of Directors in Lieu of
                   Meeting                                                     9
       (S)2.17     Executive and Other Committees                              9

ARTICLE 3          Officers                                                   10

       (S)3.1      Number and Titles                                          10
       (S)3.2      Election, Terms of Office, Qualifications,
                   and Compensation                                           10
       (S)3.3      Additional Officers, Agents, Etc.                          11
       (S)3.4      Removal                                                    11
       (S)3.5      Resignations                                               11
       (S)3.6      Vacancies                                                  11

                                                                            Page
                                                                            ----
ARTICLE 4          Duties of Officers                                         12

       (S)4.1      Chairman of the Board                                      12
       (S)4.2      President                                                  12
       (S)4.3      Chief Executive Officer                                    12
       (S)4.4      Vice Presidents                                            12
       (S)4.5      Secretary                                                  13
       (S)4.6      Treasurer                                                  13

ARTICLE 5          Shares of Stock and Their Transfer                         13

       (S)5.1      Certificates for Shares of Stock                           13
       (S)5.2      Transfer of Shares of Stock                                14
       (S)5.3      Regulations                                                14
       (S)5.4      Lost, Destroyed, or Stolen Certificates                    15

ARTICLE 6          Indemnification and Insurance                              15

       (S)6.1      Indemnification in Nonderivative Actions                   15
       (S)6.2      Indemnification in Derivative Actions                      16
       (S)6.3      Indemnification as Matter of Right                         16
       (S)6.4      Determination of Conduct                                   16
       (S)6.5      Advance Payment of Expenses                                16
       (S)6.6      Nonexclusivity                                             17
       (S)6.7      Liability Insurance                                        17
       (S)6.8      Consolidations or Mergers                                  17
       (S)6.9      Meaning of Certain Terms                                   17
       (S)6.10     Successors                                                 18

ARTICLE 7          Miscellaneous                                              18

       (S)7.1      Examination of Books by Stockholders                       18
       (S)7.2      Seal                                                       18
       (S)7.3      Fiscal Year                                                18
       (S)7.4      Amendment of By-Laws                                       18
       (S)7.5      Inconsistent Provisions                                    19
       (S)7.5      Conflict With Shareholders' Agreement                      19

                         AMENDED AND RESTATED BY-LAWS
                                      OF
                        AMERICAN DENTAL PARTNERS, INC.


                                   ARTICLE 1

                           Meetings of Stockholders
                           ------------------------

     (S)1.1  Annual Meeting.  The annual meeting of the stockholders, for the
             --------------
purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Corporation as may be fixed by the board of directors and stated in the notice of the meeting.

     (S)1.2  Special Meetings.  A special meeting of the stockholders may be
             ----------------
called by the chairman of the board, the president, a majority of the directors acting with or without a meeting, or the holders of shares of stock entitling them to exercise at least 50% of the voting power of the Corporation entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of the Corporation a request in writing for a special meeting of the stockholders by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the stockholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 15 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in (S)1.4 or by causing it to be given by their designated representative. Only business specified in the notice of the meeting shall be considered at any special meeting.

     (S)1.3  Place of Meetings.  All meetings of stockholders shall be held at
             -----------------
such place or places, within or without the State of Delaware, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.

     (S)1.4  Notice of Meetings.  Every stockholder shall furnish the secretary
             ------------------
of the Corporation with an address at which notices of meetings and all other corporate notices may be served on or mailed to each such stockholder. Except as otherwise expressly required by law, unless waived, written notice of each stockholders' meeting, whether annual or special, shall be given not less than 10 nor more than 60 days before the date specified for the meeting, by the chairman of the board, president, or secretary or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting. Such notice shall be given to each stockholder entitled to notice of the meeting, by personally delivering a written or printed notice or by mailing the notice in a postage-prepaid envelope addressed to each stockholder at the address furnished as above provided, or, if a stockholder has not furnished such address, at the post office address of such stockholder last known to the sender. If mailed, the notice is deemed to be given when deposited in the United States mail in the manner set forth above. Except when expressly required by law, no publication of any notice of a stockholders' meeting shall be required. If shares of stock are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the stockholders entitled to notice of any meeting of stockholders, in accordance with the provisions of (S)1.12.
Every notice of a stockholders' meeting shall state the date, place, and hour of the meeting, and in the case of a special meeting, shall state briefly the purpose or purposes of the meeting as may be specified by the person or persons requesting or calling the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting and the adjournment is for not more than 30 days. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (S)1.5  Waiver of Notice.  Any stockholder, either before or after any
             ----------------
meeting, may waive any notice required by law, the certificate of incorporation, or these by-laws. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any stockholder who attends the meeting, either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

     (S)1.6  Quorum.  The holders of shares of stock entitling them to exercise
             ------
a majority of the voting power of the Corporation entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the certificate of incorporation, or these by-laws. In the absence of a quorum at any meeting, or at any adjournment of the meeting, the holders of shares of stock entitling them to exercise a majority of the voting power of the stockholders present, either in person or by proxy, and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     (S)1.7  Organization.  At each stockholders' meeting the chairman of the
             ------------
board, or, in his absence or at his discretion, the president, or, in the absence of both of them, a chairman chosen by the holders of shares of stock entitling them to exercise a majority of the voting power of the stockholders present either in person or by proxy shall act as chairman, and the secretary of the Corporation, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

     (S)1.8  Order of Business.  The order of business at each meeting of the
             -----------------
stockholders shall be fixed by the chairman of the meeting at the beginning of the meeting, but may be changed by the vote of the holders of shares of stock entitling them to exercise a majority of the voting power of the stockholders present in person or by proxy and entitled to vote.

     (S)1.9  Voting.  Unless otherwise provided by law or the amended and
             ------
restated certificate of incorporation, each holder of a share or shares of stock of the class or classes entitled to vote shall be entitled to one vote, either in person or by proxy, for each such share of stock registered in his name on the books of the Corporation. As provided in (S)1.12, a record date for determining which stockholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, provided that the Corporation may vote shares of stock held by it in a fiduciary capacity, including without limitation its own stock. Persons whose shares of stock are pledged shall be entitled to vote, unless in the transfer by the pledgor on the Corporation's books such pledgor has expressly empowered the pledgee to vote such shares of stock, in which case either the pledgee, or its proxy, may represent and vote such shares of stock. All elections of directors shall be by written ballot. Upon a demand by any stockholder present, either in person or by proxy, at any meeting and entitled to vote, any other vote shall be by written ballot. Each written ballot shall be signed by the stockholder or his proxy and shall state the number of shares of stock voted by him. Otherwise, votes shall be made orally.

     (S)1.10  Proxies.  Any stockholder who is entitled to attend or vote at a
              -------
stockholders' meeting or to express consent or dissent to corporate action in writing without a meeting, may be represented at such meeting or vote thereat or execute consents or dissents and exercise any of his other rights by a proxy or proxies appointed in a manner permitted by (S)212 of the Delaware General Corporation Law, or any similar statute which may hereafter be enacted. Except as otherwise specifically provided in these By-Laws, actions taken by proxy shall be governed by the provisions of (S)212 of the Delaware General Corporation Law, or any similar statute which may hereafter be enacted.

     (S)1.11  Inspectors of Elections.  Inspectors of elections shall be
              -----------------------
appointed and act as provided in (S)231 of the Delaware General Corporation Law, or any similar statute which may hereafter be enacted.

     (S)1.12  Record Date.  The board of directors may fix a record date for any
              -----------
lawful purpose, including without limitation the determination of stockholders entitled to: (a) notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) consent to corporate action in writing without a meeting; (c) receive payment of any dividend or other distribution or allotment of any rights; or (d) exercise any rights in respect of any change, conversion, or exchange of stock. Such record date shall not precede the date upon which the resolution fixing the record date is adopted. A record date established under subsection (a) shall not be more than 60 nor less than 10 days before such meeting. If no such record date is established, then the record date for such purposes shall be deemed to be at the close of business on the date preceding the date upon which notice is given. A record date established under subsection
(b) shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted. If no such record date is established, then the record date for such purposes, provided that no prior action of the board of directors is otherwise required by law, shall be the first date upon which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If prior action of the board of directors is required and no record date is established, then the record date for such purposes shall be the date upon which the board of directors adopts the resolution taking such prior action. A record date established under subsection
(c) or (d), or for any other lawful action, shall not be more than 60 days prior to such action. If no such record date is established, then the record date for such purposes shall be the date upon which the board of directors adopts the resolution relating to such action.

     (S)1.13  List of Stockholders at Meeting.  The officer having charge of the
              -------------------------------
Corporation's stock ledger shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. Such list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     (S)1.14  Written Consent of Stockholders in Lieu of Meeting.  Unless
              --------------------------------------------------
otherwise provided by law or the amended and restated certificate of incorporation, any action required to or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. All consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested, provided that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to in such consent unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by the holders of a sufficient number of shares of stock to take such corporate action are so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE 2

                              Board of Directors
                              ------------------

     (S)2.1  General Powers of Board.  The business and affairs of the
             -----------------------
Corporation shall be managed by or under the direction of the board of directors, except as otherwise provided by laws of the State of Delaware, the amended and restated certificate of incorporation, or these by-laws.

     (S)2.2  Number and Class of Directors.  The number of directors of the
             -----------------------------
Corporation shall not be less than three nor more than fifteen. The number of directors shall, at the date of adoption of these Amended and Restated By-Laws, initially be fixed at five, and hereafter, such number of directors may be fixed or changed (a) at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of shares of stock entitling them to exercise at least two-thirds of the voting power of the Corporation on such proposal, or (b) by a resolution duly adopted by at least two-thirds of the directors of the Corporation then in office, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. Each director shall serve for a term ending on the date of the third annual meeting of the stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting following the effective date of these Amended and Restated By-Laws, directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting following the effective date of these Amended and Restated By-Laws, and directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting following the effective date of these Amended and Restated By-Laws. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the board of directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.

     (S)2.3  Compensation and Expenses.  The directors shall be entitled to such
             -------------------------
compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the Corporation as an officer or in any other capacity, or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, provided that such reimbursement is authorized by the board of directors. Such reimbursement may be authorized by the board by either a general resolution specifying the general type and nature of expenses to be reimbursed or by resolution setting forth specific expenses to be reimbursed.

     (S)2.4  Election of Directors.  At each meeting of the stockholders for the
             ---------------------
election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the holders of shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     (S)2.5  Resignations.  Any director may resign by giving written notice to
             ------------
the chairman of the board, the president, or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

     (S)2.6  Removal of Directors.  Any director or the entire board of
             --------------------
directors of the Corporation may be removed, with or without cause, by the affirmative vote of the holders of at least two-thirds of the shares of stock then entitled to vote in the election of directors; provided that if at least two-thirds of the directors then in office recommend to the stockholders that a director be removed, then such director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of stock then entitled to vote in the election of directors.

     (S)2.7  Vacancies.  Vacancies on the board of directors caused by death,
             ---------
resignation, removal, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of the class of directors for which such director was chosen and until a successor is duly elected and qualified.

     (S)2.8  Organization of Meetings.  At each meeting of the board of
             ------------------------
directors, the chairman of the board, or, in his absence, the president, or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Corporation, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

     (S)2.9  Place of Meetings.  Meetings of the board shall be held at such
             -----------------
place or places, within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be specified or fixed in the notice of the meeting.

     (S)2.10  Regular Meetings.  Regular meetings of the board of directors may
              ----------------
be held, without notice, at such times and places, within or without the State of Delaware, as the board of directors may from time to time determine.

     (S)2.11  Special Meetings.  Special meetings of the board of directors
              ----------------
shall be held whenever called by the chairman of the board, or by the president, or by any two directors.

     (S)2.12  Notices of Meetings.  Every director shall furnish the secretary
              -------------------
of the Corporation with an address at which notices of meetings and all other corporate notices may be served on or mailed to such director. Unless waived before, at, or after the meeting as hereinafter provided, and except as provided in (S)2.10, notice of each board meeting shall be given by the chairman of the board, the president, the secretary, an assistant secretary, or the persons calling such meeting, to each director in any of the following ways:

              (a) By orally informing such director of the meeting in person or by telephone not later than two days before the date of the meeting.

              (b) By delivering written notice to such director not later than two days before the date of the meeting.

              (c) By mailing written notice to such director, or by sending notice to such director by facsimile telecommunication, telegram, cablegram, or radiogram, postage or other costs prepaid, addressed to such director at the address furnished by such director to the secretary of the Corporation, or to such other address as the person sending the notice shall know to be correct or, in the case of a facsimile telecommunication, to the telephone number furnished by the director to the Corporation for such purpose or to the facsimile telephone number at which the director is known to be present. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that in the ordinary course of the mail or the transmission of facsimiles, telegrams, cablegrams, or radiograms, delivery would normally be made to such director not later than two days before the date of the meeting.

          Unless otherwise required by the certificate of incorporation, the laws of the State of Delaware, or these by-laws, the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the board may be waived by any director, either before, at, or after the meeting, in writing, or by facsimile telecommunication, telegram, cablegram, or radiogram. In addition, notice of a meeting will be deemed to have been waived by any director who attends the meeting and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

     (S)2.13  Notice of Adjournment of Meeting.  Notice of adjournment of a
              --------------------------------
meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

     (S)2.14  Quorum and Manner of Acting.  A majority of the total number of
              ---------------------------
directors fixed or established pursuant to (S)2.2 as of the time of any meeting of the board of directors must be present at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any conference telephone or similar communications equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. Unless otherwise required by the certificate of incorporation, the laws of the State of Delaware, or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given.

     (S)2.15  Order of Business.  The order of business at meetings of the board
              -----------------
shall be such as the chairman of the meeting may prescribe or follow, subject, however, to his being overruled with respect thereto by a majority of the members of the board present.

     (S)2.16  Written Consent of Directors in Lieu of Meeting.  Any action
              -----------------------------------------------
required or permitted to be taken at any meeting of the board of directors or any committee of the board may be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     (S)2.17  Executive and Other Committees.  The board of directors may, by
              ------------------------------
resolution passed by a majority of the whole board, designate an executive committee and any other committee or committees of directors each to consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, other than that of filling vacancies in the board of directors or in any committee of directors; provided that no such committee shall have any power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws.

Unless the directors' resolution establishing a committee expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of shares of stock, or to adopt a certificate of ownership and merger. Each committee shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the certificate of incorporation or these By-Laws. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power, or authority conferred in these By-Laws to the "directors" or to the "board of directors" shall also be deemed conferred upon each committee or committees of directors to which any such right, power, or authority is delegated (expressly, or by general delegation, or by necessary implication) by the board of directors.


                                   ARTICLE 3

                                   Officers
                                   --------

     (S)3.1  Number and Titles.  The officers of the Corporation shall be a
             -----------------
chairman of the board, if elected, a chief executive officer, if elected, a president, one or more vice presidents, if elected, a secretary, one or more assistant secretaries, if elected, a treasurer, and one or more assistant treasurers, if elected. If there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the certificate of incorporation, or these by-laws to be executed, acknowledged, or verified by two or more officers.

     (S)3.2  Election, Terms of Office, Qualifications, and Compensation. The
             -----------------------------------------------------------
officers shall be elected by the board of directors.   Each officer shall be
elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers; in that event, each such officer shall hold office until a successor is elected and qualified or until such officer's earlier resignation or removal. The chairman of the board, if one is elected, shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the board of directors may establish from time to time. The board of directors or a committee appointed by it shall fix the compensation, if any, of each officer; provided, however, that subject to the right of the board of directors to modify or rescind such action, the chief executive officer of the Corporation may fix the compensation of all officers subordinate to him.

     (S)3.3  Additional Officers, Agents, Etc.  In addition to the officers
             ---------------------------------
designated in (S)3.1, the Corporation may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these By-Laws or as may be determined by the board from time to time. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for a designated period, the powers and duties, or any of them, of such officer to any other officer, or to any director.

     (S)3.4  Removal.  Any officer may be removed, either with or without cause,
             -------
at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors. In addition, subject to the right of the board of directors to modify or rescind such action, the chief executive officer of the Corporation shall have the authority to remove officers of the Corporation who are subordinate to him.

     (S)3.5  Resignations.  Any officer may resign at any time by giving written
             ------------
notice to the board of directors, the chairman of the board, the chief executive officer, the president, or the secretary. Any such resignation shall take effect at the time specified in such notice and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     (S)3.6  Vacancies.  A vacancy in any office because of death, resignation,
             ---------
removal, disqualification, or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.

                                   ARTICLE 4

                               Duties of Officers
                               ------------------

     (S)4.1  Chairman of the Board.  The chairman of the board, if one be
             ---------------------
elected, shall preside at all meetings of the stockholders and of the board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

     (S)4.2  President.  The president shall, subject to the powers of the board
             ---------
of directors and the chief executive officer (provided he is not the chief executive officer), exercise supervision over the business of the Corporation and over its several officers, agents, and employees and shall see that all orders and resolutions of the board of directors and the chief executive officer (provided he is not the chief executive officer) are carried into effect. The president shall have authority to execute bonds, mortgages, notes, agreements, deeds, certificates for shares, and other instruments requiring the president's signature on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as the board of directors, the chief executive officer (provided he is not the chief executive officer), or these By-Laws may, from time to time, prescribe.

     (S)4.3  Chief Executive Officer.  The board of directors may designate the
             -----------------------
chairman of the board or the president as chief executive officer. The chief executive officer shall have, subject to the powers of the board of directors, charge of the overall general direction of the business and affairs of the Corporation, control of the general policies relating to all aspects of the Corporation's business operations, and the power to fix the compensation of and remove subordinate officers as provided in (S)(S)3.2 and 3.4, respectively. The chief executive officer may appoint and discharge agents and employees and perform such other duties as are incident to such office. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these By-Laws. In the absence or disability of the officer designated as chief executive officer, the other aforementioned officer (chairman of the board or president) shall perform any and all duties of the chief executive officer.

     (S)4.4  Vice Presidents.  The vice presidents, if they are elected, shall
             ---------------
have such powers and duties as may from time to time be assigned to them by the board of directors, the chief executive officer, or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president or, in the absence of such designation, the vice president designated by the board of directors or the chief executive officer, shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to execute bonds, mortgages, notes, agreements, deeds, certificates for shares, and other instruments shall be coordinated with like authority of the president.

     (S)4.5  Secretary.  The secretary shall keep minutes of all the proceedings
             ---------
of the stockholders and board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order in accordance with (S)1.13; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors, the chief executive officer, or the president.

     (S)4.6  Treasurer.  The treasurer shall have general supervision of all
             ---------
finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages, and similar property belonging to the Corporation and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares of stock, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the board of directors all property, books, papers, and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the board of directors, the chief executive officer, or the president.


                                   ARTICLE 5

                       Shares of Stock and Their Transfer
                       ----------------------------------

     (S)5.1  Certificates for Shares of Stock.  Every owner of one or more
             --------------------------------
shares of stock in the Corporation shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares of stock in the Corporation owned by him. The certificates for the respective classes of such shares of stock shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the chairman of the board, the president, or a vice president and by the secretary, an assistant secretary, the treasurer, or assistant treasurer. All or any of the signatures on a certificate may be facsimile. Even though any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person was still such officer, transfer agent, or registrar at the date of issue. A record shall be kept of the name of the owner or owners of the shares of stock represented by each such certificate and the number of shares of stock represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in (S)5.4.

     (S)5.2  Transfer of Shares of Stock.  Any certificate for shares of stock
             ---------------------------
of the Corporation shall be transferable in person or by attorney upon the surrender of the certificate to the Corporation or any transfer agent for the Corporation (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Corporation shall, to the fullest extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Corporation. Neither the Corporation nor any transfer agent of the Corporation shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

     (S)5.3  Regulations.  The board of directors may make such rules and
             -----------
regulations as it may deem expedient or advisable, not inconsistent with these by-laws concerning the issue, transfer, and registration of certificates for shares of stock. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

     (S)5.4  Lost, Destroyed, or Stolen Certificates.  A new certificate or
             ---------------------------------------
certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Corporation, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Corporation of a surety bond, indemnity agreement, or any other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares of stock represented by the certificate against any and all losses, damages, costs, expenses, liabilities, or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.


                                   ARTICLE 6

                         Indemnification and Insurance
                         -----------------------------

     (S)6.1  Indemnification in Nonderivative Actions.  The Corporation shall
             ----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (S)6.2  Indemnification in Derivative Actions.  The Corporation shall
             -------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the Court of Chancery or such other court shall deem proper.

     (S)6.3  Indemnification as Matter of Right.  To the extent that a director,
             ----------------------------------
officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
(S)(S)6.1 and 6.2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (S)6.4  Determination of Conduct.  Any indemnification under (S)(S)6.1 and
             ------------------------
6.2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (S)(S)6.1 and 6.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     (S)6.5  Advance Payment of Expenses.  Expenses, including attorneys' fees,
             ---------------------------
incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses, including attorneys' fees, incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (S)6.6  Nonexclusivity.  The indemnification and advancement of expenses
             --------------
provided by or granted pursuant to this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (S)6.7  Liability Insurance.  The Corporation may purchase and maintain
             -------------------
insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6 or of (S)145 of the Delaware General Corporation Law.

     (S)6.8  Consolidations or Mergers.  For purposes of this Article 6,
             -------------------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (S)6.9  Meaning of Certain Terms.  For purposes of this Article 6,
             ------------------------
references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 6.

     (S)6.10  Successors.  The indemnification and advancement of expenses
              ----------
provided by or granted pursuant to this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


                                   ARTICLE 7

                                 Miscellaneous
                                 -------------

     (S)7.1  Examination of Books by Stockholders.  Any stockholder, in person
             ------------------------------------
or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     (S)7.2  Seal.  The board of directors may adopt and alter a corporate seal
             ----
and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

     (S)7.3  Fiscal Year.  The fiscal year of the Corporation shall be fixed and
             -----------
may be changed from time to time by the board of directors.

     (S)7.4  Amendment of By-Laws.  These by-laws may be amended or repealed and
             --------------------
new by-laws adopted at any meeting of the board of directors; provided that notwithstanding anything in these by-laws to the contrary, the provisions set forth in this section, Article 6, and (S)(S)2.2 and 2.6 may not be amended or repealed in any respect, except as follows: (a) by the affirmative vote of the holders of shares of stock entitling them to exercise a majority of the voting power on such proposal, if such proposal was previously approved by at least two-thirds of the directors; or (b) by the affirmative vote of the holders of shares of stock entitling them to exercise at least two-thirds of the voting power on such proposal. If any amendment or new by-laws are adopted without a meeting of the stockholders, the secretary shall mail a copy of the amendment or new by-laws to each stockholder who would have been entitled to vote on the proposal but who did not participate in the adoption of the amendment or new by-laws.

     (S)7.5  Inconsistent Provisions.  In the event that any provision of these
             -----------------------
by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law, or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.

     (S)7.5  Conflict With Shareholders' Agreement.  If any provision of these
             -------------------------------------
Amended and Restated By-Laws is or becomes inconsistent with any provision of the Shareholders' Agreement dated as of January 4, 1996, by and among the Corporation, Summit Subordinated Debt Fund, L.P., Summit Investors II, L.P., Summit Ventures IV, L.P., and Gregory A. Serrao, as amended (the "Shareholders' Agreement"), then the provision of the Shareholders' Agreement shall be controlling, and the provision of these Amended and Restated By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.